Exhibit 99.1

March 12, 2015

COMPANY CONTACT:
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385 www.futurefuelcorporation.com

FutureFuel releases full year 2014 results

Reports net income of $53.2 million or $1.22 per diluted share, and adjusted EBITDA of $43.6 million

Conference call begins at 9:00 a.m. Eastern Time March 13, 2015

CLAYTON, Mo. (March 12, 2015) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights (all comparisons are with the fourth quarter of 2013)

●	Revenues were $88.5 million, down 30% from $125.6 million
●	Adjusted EBITDA was $10.9 million, down 57% from $25.5 million
●	Net income increased to $30.1 million, or $0.69 per diluted share, from $26.5 million, or $0.61 per diluted share.

2014 Financial Highlights (all comparisons are with the year ended December 31, 2013)

●	Revenues were $341.8 million, down 23% from $444.9 million
●	Adjusted EBITDA was $43.6 million, a 55% decrease from $96.7 million
●	Net income decreased 28% to $53.2 million, or $1.22 per diluted share, from $74.0 million, or $1.71 per diluted share.

“Given the challenges of the biofuels market in 2014, we are pleased with our full year financial performance. We were able to finish strong in both our chemicals and biofuels segments.  Our chemicals segment benefited from improved execution on several product lines, and our biofuels segment benefited from the limited renewal of the $1.00 blenders’ tax credit (“BTC”) passed in December and retroactive to January 1, 2014;

“We continue to explore new growth opportunities for the company, both organically and strategically,” said Paul Flynn, Executive VP of Business and Marketing for FutureFuel Chemical Company.

2015 Regular Cash Dividends

FutureFuel previously declared normal quarterly dividends of $0.06 per share for 2015, payable in March, June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Dollars in thousands, except per share amounts)

(Three months unaudited/twelve months audited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Dollar Change	% Change
Revenues	$88,467	$125,572	$(37,105)	(29.5% )
Income from operations	$26,331	$22,814	$3,517	15.4%
Net income	$30,128	$26,531	$3,597	13.6%
Earnings per common share - basic	$0.69	$0.61	$0.08	13.1%
Earnings per common share – diluted	$0.69	$0.61	$0.08	13.1%
Capital expenditures (net of customer reimbursements)	$1,212	$7,570	$(6,358)	(84.0% )
Adjusted EBITDA	$10,855	$25,494	$(14,639)	(57.4% )
Cash and cash equivalents and marketable securities	$211,799	$190,734	$21,065	11.0%

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013	Dollar Change	% Change
Revenues	$341,838	$444,919	$(103,081)	(23.2%	)
Income from operations	$56,128	$90,254	$(34,126)	(37.8%	)
Net income	$53,200	$74,034	$(20,834)	(28.1%	)
Earnings per common share - basic	$1.22	$1.71	$(0.49)	(28.7%	)
Earnings per common share – diluted	$1.22	$1.71	$(0.49)	(28.7%	)
Capital expenditures (net of customer reimbursements)	$7,002	$6,370	$632	9.9%
Adjusted EBITDA	$43,604	$96,745	$(53,141)	(54.9%	)

Full Year 2014 Financial and Business Summary

Revenues for the year ended December 31, 2014 were $341.8 million as compared to revenues for the year ended December 31, 2013 of $444.9 million, a decrease of 23%. Revenues from biofuels decreased 31% and accounted for 57% of total revenues in 2014 as compared to 64% in 2013. Revenues from chemicals decreased 10% and accounted for 43% of total revenues in 2014 as compared to 36% in 2013. Revenues from the bleach activator and the legacy proprietary herbicide and intermediates were together the most significant components of our chemicals segment revenue base, accounting for 14% of total revenues for the year ended December 31, 2014 as compared to 17% for the year ended December 31, 2013. These products comprised a slightly smaller percentage of our total revenues in 2014, while revenues from other chemicals comprised a larger percentage. Additionally, revenues from the bleach activator decreased in 2014 on reduced volumes. We ceased production of the legacy proprietary herbicide and began retrofitting the equipment for new proprietary herbicide intermediates. Revenues from biofuels decreased 31% from $283.4 million in 2013 to $195.7 million in 2014. The expiration of the BTC on December 31, 2013, along with the absence of a definitive government mandated renewable fuel standard for biodiesel, substantially weakened the economics of biodiesel in 2014. Both the BTC and a specific renewable fuel standard had contributed to superior market conditions in 2013.

Income from operations decreased to $56.1 million in 2014 from $90.3 million in 2013. The biofuels segment gross profit decreased 56% from $45.5 million in 2013 to $19.9 million in 2014 on weakened market conditions. The chemicals segment gross profit decreased 16% to $46.1 million in 2014 from $54.7 million in 2013. Operating earnings decreased primarily from: (1) reduced biodiesel selling price and reduced volumes; (2) reduced sales volume of the bleach activator; and (3) reduced sales volume of other custom chemicals. Partially offsetting these reductions in operating earnings was a hedging gain of $12.8 million in 2014 as compared to $1.2 million in 2013, and the recognition of graphite anode material shortfall payments of $8.8 million in 2014 as compared to $2.2 million in 2013. FutureFuel does not report income from operations by segment, but it does report segment gross profit.

FutureFuel reported net income of $53.2 million, or $1.22 per diluted share, for 2014, compared with net income of $74.0 million, or $1.71 per diluted share, in 2013. Adjusted EBITDA for 2014 totaled $43.6 million, down from $96.7 million in 2013.

Capital Expenditures

Capital expenditures were $8.1 million in 2014, compared with $18.5 million in 2013. This decrease was attributable to the completion of certain capital projects undertaken on behalf of certain of our customers in 2013. FutureFuel is reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	Twelve Months Ended December, 31
	2014	2013
Capital expenditures	$8,117	$18,542
Cash received from customers as reimbursement of capital expenditures	(1,115)	(12,172)
Net cash paid for capital expenditures	$7,002	$6,370

Cash and Cash Equivalents and Marketable Securities

Cash, cash equivalents, and marketable securities totaled $211.8 million as of December 31, 2014, compared with $190.7 million as of December 31, 2013.

Conference Call and Webcast

A conference call and webcast will be held March 13, 2015 beginning at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). To access the conference call, dial (877) 251-1860 (U.S. and Canada) or (224) 357-2386 (international callers). The webcast will also be available in the investor relations section of the company’s website at www.futurefuelcorporation.com. A replay of the call and webcast will begin approximately two hours after the live call has ended. To access the replay, dial (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international callers) and enter the conference ID number: 92729248.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). Its custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. The performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. In its biofuels segment, the company predominantly produces biodiesel. Visit www.futurefuelcorporation.com for more information on FutureFuel.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with the United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2014 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel’s management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones FutureFuel faces. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

 A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Audited)

	Twelve Months Ended December, 31
	2014	2013
Assets
Cash and cash equivalents	$124,079	$86,463
Accounts receivable, inclusive of $28,954 and $0 for the BTC at December 31, 2014 and 2013, respectively	51,308	33,249
Inventory	45,353	42,164
Marketable securities	87,720	104,271
Other current assets	23,005	17,141
Total current assets	331,465	283,288
Property, plant and equipment, net	127,371	128,671
Other assets	2,652	2,488
Total noncurrent assets	130,023	131,159
Total Assets	$461,488	$414,447

Liabilities and Stockholders’ Equity
Accounts payable	$33,298	$15,784
Other current liabilities	18,789	24,612
Total current liabilities	52,087	40,396
Deferred revenue – long-term	15,927	13,522
Other noncurrent liabilities	34,465	31,939
Total noncurrent liabilities	50,392	45,461
Total liabilities	102,479	85,857
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,722,388 and 43,342,830 issued and outstanding as of December 31, 2014 and 2013, respectively	4	4
Accumulated other comprehensive income	4,259	7,436
Additional paid in capital	277,652	276,328
Retained earnings	77,094	44,822
Total stockholders’ equity	359,009	328,590
Total Liabilities and Stockholders’ Equity	$461,488	$414,447

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2014	2013
Revenues	$88,467	$125,572
Cost of goods sold and distribution	59,546	100,432
Gross profit	28,921	25,140
Selling, general and administrative expenses	1,721	1,455
Research and development expenses	869	871
	2,590	2,326
Income from operations	26,331	22,814
Other income	2,817	1,084
Income before income taxes	29,148	23,898
Benefit from income taxes	(980)	(2,633)
Net income	$30,128	$26,531

Earnings per common share
Basic	$0.69	$0.61
Diluted	$0.69	$0.61
Weighted average shares outstanding
Basic	43,372,388	43,342,830
Diluted	43,381,070	43,396,273

Comprehensive Income

Net income	$30,128	$26,531
Other comprehensive income (loss) from unrealized gains and losses on available-for-sale securities, net of tax of ($2,636) and $868 in 2014 and 2013, respectively	(4,229)	1,389
Comprehensive income	$25,899	$27,920

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Audited)

	Twelve Months Ended December 31,
	2014	2013
Revenues	$341,838	$444,919
Cost of goods sold and distribution	275,865	344,754
Gross profit	$65,973	$100,165
Selling, general and administrative expenses	6,677	6,467
Research and development expenses	3,168	3,444
	9,845	9,911
Income from operations	56,128	90,254
Other income	11,217	7,097
Income before income taxes	67,345	97,351
Provision for income taxes	14,145	23,317
Net income	$53,200	$74,034

Earnings per common share
Basic	$1.22	$1.71
Diluted	$1.22	$1.71
Weighted average shares outstanding
Basic	43,357,602	43,237,513
Diluted	43,392,011	43,276,931

Comprehensive Income
Net income	$53,200	$74,034
Other comprehensive income (loss) from unrealized gains on available-for-sale securities, net of tax of ($1,980) and $3,018 in 2014 and 2013, respectively	(3,177)	4,839
Comprehensive income	$50,023	$78,873

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Audited)

	Twelve Months Ended December 31,
	2014	2013
Cash flows provided by operating activities
Net income	$53,200	$74,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,981	10,316
Provision for (benefit from) deferred income taxes	5,388	(1,972)
Change in fair value of derivative instruments	(396)	(617)
Other than temporary impairment of marketable securities	-	336
Impairment of fixed assets	247	18,102
Gain on the sale of investments	(4,335)	(1,982)
Losses on disposals of fixed assets	108	261
Stock based compensation	1,440	-
Noncash interest expense	25	24
Changes in operating assets and liabilities:
Accounts receivable	(21,515)	(5,838)
Accounts receivable – related parties	3,456	(4,629)
Inventory	(3,189)	(172)
Income taxes receivable	(4,984)	(14,732)
Prepaid expenses	173	(248)
Prepaid expenses – related parties	-	32
Accrued interest on marketable securities	99	(79)
Other assets	65	(266)
Accounts payable	15,459	2,338
Accounts payable – related parties	2,055	(3,030)
Income taxes payable	-	(620)
Accrued expenses and other current liabilities	(3,153)	4,209
Accrued expenses and other current liabilities – related parties	43	3
Deferred revenue	(2,524)	(14,734)
Other noncurrent liabilities	1,309	1,718
Net cash provided by operating activities	51,952	62,454
Cash flows from investing activities
Collateralization of derivative instruments	(985)	1,374
Purchase of marketable securities	(41,369)	(49,348)
Proceeds from the sale of marketable securities	57,098	42,348
Proceeds from the sale of fixed assets	81	57
Capital expenditures	(8,117)	(18,542)
Net cash used in investing activities	6,708	(24,111)
Cash flows from financing activities
Proceeds from the issuance of stock	-	19,292
Minimum tax withholding on stock options exercised	(175)	(45)
Excess tax benefits associated with stock options	59	40
Payment of dividend	(20,928)	(29,904)
Net cash provided by financing activities	(21,044)	(10,617)
Net change in cash and cash equivalents	37,616	27,726
Cash and cash equivalents at beginning of period	86,463	58,737
Cash and cash equivalents at end of period	$124,079	$86,463

Cash paid for interest	$-	$23
Cash paid for income taxes	$12,372	$38,890

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Three months unaudited/twelve months audited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended December 31,
	2014	2013
Adjusted EBITDA	$10,885	$25,494
Depreciation and amortization	(2,259)	(2,266)
Reimbursement to customers for BTC	(18,628)	-
Retroactive reinstatement of BTC	28,954	-
Non-cash stock –based compensation	(532)	-
Interest and dividend income	1,508	1,663
Interest expense	(6)	(6)
Gain on disposal of property and equipment	(93)	(174)
Gains (losses) on derivative instruments	7,812	(568)
Other income (expense), net	1,507	(245)
Income tax expense	980	2,633
Net income	$30,128	$26,531

	Twelve Months Ended December 31,
	2014	2013
Adjusted EBITDA	$43,604	$96,745
Depreciation and amortization	(8,981)	(10,316)
Reimbursement to customers for BTC	(18,628)	-
Retroactive reinstatement of BTC	28,954	2,535
Non-cash stock-based compensation	(1,440)	-
Interest and dividend income	6,877	5,875
Interest expense	(25)	(24)
Loss on disposal of property and equipment	(108)	(261)
Gains on derivative instruments	12,757	1,151
Gains on marketable securities	4,335	1,646
Income tax expense	(14,145)	(23,317)
Net income	$53,200	$74,034

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Audited)

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve Months Ended December 31,
	2014	2013
Adjusted EBITDA	$43,604	$96,745
Provision for (benefit from) deferred income taxes	5,388	(1,972)
Reimbursement to customers for BTC	(18,628)	-
Retroactive reinstatement of BTC	28,954	2,535
Impairment of fixed assets	247	18,102
Interest and dividend income	6,877	5,875
Income tax expense	(14,145)	(23,317)
Gains on derivative instruments	12,757	1,151
Change in fair value of derivative instruments	(396)	(617)
Changes in operating assets and liabilities, net	(12,706)	(36,048)
Net cash provided by operating activities	$51,952	$62,454

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Three months unaudited/twelve months audited)

	Three Months Ended December 31,
	2014	2013
Revenues
Chemicals	$38,322	$35,654
Biofuels	50,145	89,918
Total revenues	$88,467	$125,572

Segment gross profit
Chemicals	$12,073	$13,031
Biofuels	16,848	12,109
Total segment gross profit	28,921	25,140
Corporate expenses	2,590	(2,326)
Income before interest and taxes	26,331	22,814
Interest and dividend income	1,508	1,663
Other income (expense)	1,309	(579)
Benefit from income taxes	980	2,633
Net income	$30,128	$26,531

	Twelve Months Ended December 31,
	2014	2013
Revenues
Chemicals	$146,146	$161,501
Biofuels	195,692	283,418
Total revenues	$341,838	$444,919

Segment gross profit
Chemicals	$46,062	$54,708
Biofuels	19,911	45,457
Total segment gross profit	65,973	100,165
Corporate expenses	(9,845)	(9,911)
Income before interest and taxes	56,128	90,254
Interest and dividend income	6,877	5,875
Other income	4,340	1,222
Provision for income taxes	(14,145)	(23,317)
Net income	$53,200	$74,034

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments, as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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